Registration No.  333-_____

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        PENN TREATY AMERICAN CORPORATION
             (Exact name of registrant as specified in its charter)

          Pennsylvania                                   23-1664166
-------------------------------                       ----------------
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                        Identification No.)

           3440 Lehigh Street
        Allentown, Pennsylvania                            18103
----------------------------------------                  -------
(Address of Principal Executive Offices)                 (Zip Code)

                        Penn Treaty American Corporation
                    2002 Employee Incentive Stock Option Plan
                    -----------------------------------------
                            (Full title of the plan)

                                  Irving Levit
                Chairman of the Board and Chief Executive Officer
                        Penn Treaty American Corporation
                               3440 Lehigh Street
                          Allentown, Pennsylvania 18103
                -------------------------------------------------
                     (Name and address of agent for service)

                                 (610) 965-2222
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                with a copy to:
                            Justin P. Klein, Esquire
                     Ballard Spahr Andrews & Ingersoll, LLP
                         1735 Market Street, 51st Floor
                      Philadelphia, Pennsylvania 19103-7599
                                 (215) 665-8500

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                     Proposed       Proposed
Title of                             maximum        maximum
securities         Amount            offering       aggregate      Amount of
to be              to be             price per      offering       registration
registered         registered(1)     share(2)       price(2)       fee
--------------------------------------------------------------------------------
Common Stock,
par value $.10
per share          2,000,000         $3.93          $7,860,000     $723.00

--------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement shall be deemed to cover an indeterminate number of additional shares of Penn Treaty American Corporation common stock issuable in the event the number of outstanding shares of Penn Treaty is increased by stock split, reclassification, stock dividend or the like.

(2) Estimated solely for the purpose of calculating the registration fee. In accordance with Rule 457(h), the price shown is based upon the average of the high and low price of Penn Treaty's common stock on August 12, 2002, $3.93, as reported on the New York Stock Exchange for Penn Treaty's common stock.

Part I  - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of Form S-8 will be given or sent to all employees who participate in the Penn Treaty American Corporation 2002 Employee Incentive Stock Option Plan as specified by Rule 428 under the Securities Act of 1933, as amended.

Part II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

     The following documents filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by Penn Treaty American Corporation (File No. 0-15972) ("Penn Treaty") are incorporated herein by reference:

     (a) Penn Treaty's Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

     (b) Penn Treaty's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002;

     (c) Penn Treaty's Current Report on Form 8-K filed February 21, 2002; and

     (d) The description of Penn Treaty's common stock contained in Penn Treaty's registration statement on Form 8-A, including any amendments or reports filed for the purpose of updating such description.

     All documents filed by Penn Treaty pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the termination of the offering, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Officers and Directors.

     Sections 1741 to 1750 of the Pennsylvania Business Corporation Law of 1988, as amended, permit indemnification of directors, officers, employees and agents of a corporation under certain conditions and subject to certain limitations.

     Under the provisions of Penn Treaty's Amended and Restated Bylaws, as amended, each person who is or was a director, officer, employee or agent of Penn Treaty shall be indemnified by Penn Treaty against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding (other than an action by or in right of Penn Treaty) if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, Penn Treaty's best interests, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceedings by judgment, order, settlement, conviction, or upon a plea of nolo contendre or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, Penn Treaty's best interests and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     In connection with the defense or settlement of a suit brought by or in the right of Penn Treaty, Penn Treaty's bylaws provide that each person who is or was a director, officer, employee or agent of Penn Treaty shall be indemnified only against expenses, including attorney's fees incurred in the defense or settlement of such suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, Penn Treaty's best interest, except that if such a person is adjudged to be liable in such a suit for negligence or misconduct in the performance of his or her duty to Penn Treaty, he or she cannot be indemnified unless the Court of Common Pleas of the county in which Penn Treaty registered office is located or any other court in which such action or suit was brought determines that he or she is fairly and reasonably entitled to indemnity for such expenses.

     Under the provisions of Penn Treaty's bylaws, Penn Treaty's directors shall have no personal liability to Penn Treaty or Penn Treaty's shareholders for monetary damages for any action taken unless they have breached their duty of good faith or duty of loyalty or failed to perform the duties of their offices and/or their breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

     Penn Treaty's bylaws provide that expenses incurred by an officer, director, employee or agent of Penn Treaty in defending a civil or criminal action, suit or proceeding may be paid by Penn Treaty in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by Penn Treaty.

     In addition, to the extent that an officer, director, employee or agent of Penn Treaty is successful on the merits or otherwise in defense of any action, suit or proceeding brought against him or her by reason of the fact that he or she is Penn Treaty's director, officer, employee or agent, Penn Treaty's bylaws provide that he or she shall be indemnified against expenses, including attorneys' fees actually and reasonably incurred in connection therewith.

     Penn Treaty maintains director and officer insurance with respect to those claims described above in customary amounts.

     The foregoing summaries are necessarily subject to the complete text of the relevant document or statute.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         4.1 Penn Treaty American Corporation 2002 Employee Incentive Stock Option Plan (incorporated by reference to Appendix A to Penn Treaty American Corporation's Proxy Statement dated April 30, 2002 filed pursuant to Section 14(a) of the Securities Exchange
              Act).

         4.2 Specimen copy of Common Stock Certificate (incorporated by reference to Exhibit 4 to Penn Treaty's Registration Statement on Form S-1, as amended (File No. 033-92690)).

         5 Opinion of Ballard Spahr Andrews & Ingersoll, LLP as to the legality of the securities to be offered.

         23.1 Consent of PricewaterhouseCoopers LLP.

         23.2 Consent of Ballard Spahr Andrews & Ingersoll, LLP (included as part of Exhibit 5).

         24   Power of Attorney (included in signature page).

Item 9.  Undertakings

     The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Penn Treaty hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Penn Treaty's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Penn Treaty pursuant to the foregoing provisions, or otherwise, Penn Treaty has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Penn Treaty of expenses incurred or paid by a director, officer or controlling person of Penn Treaty in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Penn Treaty will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allentown, Commonwealth of Pennsylvania, on August 13, 2002.




                                       PENN TREATY AMERICAN CORPORATION



                                       By    /s/ Irving Levit
                                             -----------------------------------
                                             Irving Levit, Chairman of the Board
                                             and Chief Executive Officer



     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Irving Levit and A.J. Carden, and each or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

       Signature                          Title                        Date
-----------------------------   -----------------------------     --------------

 /s/ Irving Levit                Chairman of the Board and       August 13, 2002
-----------------------------    Chief Executive Officer
     Irving Levit                (principal executive officer)

 /s/ Cameron B. Waite            Executive Vice President and    August 13, 2002
-----------------------------    Chief Financial Officer
     Cameron B. Waite            (principal financial officer)

 /s/ Michael F. Grill            Treasurer, Comptroller and      August 13, 2002
-----------------------------    Director (principal
     Michael F. Grill            accounting officer)

 /s/ Jack D. Baum                Vice President of Agency        August 13, 2002
-----------------------------    Management and Director
     Jack D. Baum

 /s/ A.J. Carden                 Executive Vice President        August 13, 2002
-----------------------------    and Director
     A.J. Carden

 /s/ Alexander M. Clark          Director                        August 13, 2002
-----------------------------
     Alexander M. Clark

 /s/ Francis R. Grebe            Director                        August 13, 2002
-----------------------------
     Francis R. Grebe

 /s/ Gary E. Hindes              Director                        August 13, 2002
-----------------------------
     Gary E. Hindes

 /s/ Matthew W. Kaplan           Director                        August 13, 2002
-----------------------------
     Matthew W. Kaplan

 /s/ Domenic P. Stangherlin      Director                        August 13, 2002
-----------------------------
     Domenic P. Stangherlin

                                  EXHIBIT INDEX

Number                        Exhibit
------                        -------

4.1 Penn Treaty American Corporation 2002 Employee Incentive Stock Option Plan (incorporated by reference to Exhibit A to Penn Treaty American Corporation's Proxy Statement dated April 30, 2002 filed pursuant to
     Section 14(a) of the Securities Exchange Act).

4.2  Specimen copy of Common Stock Certificate (incorporated by reference to
     Exhibit 4 to Penn Treaty's Registration Statement on Form S-1 (File No. 033-92690))

5 Opinion of Ballard Spahr Andrews & Ingersoll, LLP as to the legality of the securities to be offered.

23.1 Consent of PricewaterhouseCoopers LLP.

23.2 Consent of Ballard Spahr Andrews & Ingersoll, LLP (included as part of
     Exhibit 5).

24   Power of Attorney (included in signature page).

                                    Exhibit 5


             [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]




                                                              August 13, 2002

Penn Treaty American Corporation
3440 Lehigh Street
Allentown, PA  18103

Re:  Penn Treaty American Corporation 2002 Employee Incentive Stock Option Plan
     - Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to Penn Treaty American Corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended, of 2,000,000 shares of Penn Treaty's common stock, par value $0.10 per share (the "Shares"), issuable pursuant to awards ("Awards") granted under Penn Treaty's 2002 Employee Incentive Stock Option Plan (the "Plan"). Awards made pursuant to the Plan will consist of grants of options to purchase shares of Penn Treaty's common stock.

     In rendering our opinion, we have reviewed the Plan and such certificates, documents, corporate records and other instruments and matters of law as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with the originals of all instruments presented to us as copies and the genuineness of all signatures.

     The opinion expressed below is based on the assumption that a Registration Statement on Form S-8 with respect to the Shares will have been filed by Penn Treaty with the Securities and Exchange Commission and will have become effective before any of the Shares are issued, and that persons acquiring the Shares will do so strictly in accordance with the terms of the Plan and will receive a prospectus containing all the information required by Part I of the Registration Statement on Form S-8 before acquiring such Shares.

     Based on the foregoing, we are of the opinion that the Shares, when issued pursuant to Awards granted under the Plan (including, where applicable, the payment of any exercise price and the satisfaction of any vesting restrictions) in accordance with the terms and conditions thereof, will be legally issued, fully paid and non-assessable.

     This opinion is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in facts or any other matters that hereafter might occur or be brought to our attention.

     This opinion is limited to the Federal law of the United States of America and the laws of the Commonwealth of Pennsylvania.

     We consent to the filing of this opinion as Exhibit 5 to the Registration Statement on Form S-8 being filed with respect to the offering of the Shares.


                                      Very truly yours,


                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP

                                                                   Exhibit 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated April 1, 2002 relating to the financial statements and financial statement schedules, which appears in Penn Treaty American Corporation's Annual Report on Form 10-K for the year ended December 31, 2001.





/s/ PricewaterhouseCoopers LLP
------------------------------
    PricewaterhouseCoopers LLP
    Philadelphia, Pennsylvania
    August 13, 2002